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EXHIBIT 99

[Sea Containers News Release]

Contact:	William W. Galvin 203 / 618-9800

SEA CONTAINERS ANNOUNCES RESULTS FOR QUARTER AND SIX MONTHS ENDED JUNE 30, 2003; GAIN ON SALE OF FERRY OPERATION TO BE REPORTED IN THIRD QUARTER

        Hamilton, Bermuda, August 14, 2003.    Sea Containers Ltd. (NYSE: SCRA and SCRB, www.seacontainers.com) marine container lessor, passenger and freight transport operator, and leisure industry investor, today announced its results for the second quarter and six months ended June 30, 2003. Net earnings for the quarter were $9.3 million ($0.44 per common share diluted) on revenue of $420 million, compared with net earnings of $16 million ($0.79 per common share diluted) on revenue of $337 million in the year earlier period. For the six months net earnings were a loss of $1 million ($0.05 per common share diluted) on revenue of $771 million, compared with net earnings of $10 million ($0.52 per common share diluted) on revenue of $556 million in the year earlier period.

        Silja, the Baltic ferry operator subsidiary, incurred higher than normal winter losses this year due to exceptionally harsh weather with ice conditions prevailing until the beginning of May. There were also reduced travel during the Iraq conflict and very high fuel prices related to the war. However, Silja's traffic volumes have recovered and it expects to report strong results for the third quarter. Sea Containers issued in June, 2002 2.5 million Class A common shares in part payment for the purchase of the additional shareholding, increasing the average number of common shares outstanding in the first half of 2003 by 8.5%.

        Although the company sold the Isle of Man Steam Packet Company effective June 30, 2003 for a gain of $100 million the Sea Containers' auditors have indicated that this gain should be recognized in the third quarter because the sale contract became binding and the funds were received in July. The company feels that recognizing the gain at June 30, 2003 would be a better presentation of its financial position at that date but this is merely a timing issue and will not affect the results for the year. All benefit of ownership of the Steam Packet Company transferred to the new owners from July 1, 2003.

        For the second quarter, operating profits from other ferry operations were about $1 million down from the prior year due to a variety of factors none of which is significant in its own right. Needless to say, the Iraq conflict rather discouraged travel during the period and exceptionally high fuel prices (the company was 50% hedged at lower prices) didn't help. In New York City SeaStreak leased two new terminal facilities but will not get new vessels to service them for several months. Ferry volumes in the third quarter are satisfactory and the magnificent weather in Europe has eliminated (so far) weather related delays. The reduction in value of the U.K. pound to the European Euro has stimulated travel from the Continent to the U.K. this summer.

        The second quarter profits from rail are slightly down from the year earlier quarter due to less penalty payments from Network Rail.

        The company's marine container leasing business has continued to strengthen with operating profits for the second quarter of $10.8 million compared with $3.8 million in the year earlier period. For the six months operating profits were $20.7 million vs. $12 million in the prior year period. Demand continues strong for new containers placed on long leases. GE SeaCo, the company's joint venture with GE Capital Corporation, placed on lease $83 million of new containers in the first six months of 2003 and approx. $100 million of new containers are on order for delivery in the second half of the year. The seasonal lease of refrigerated containers was better than the year earlier period with

14,200 units leased out in the winter of 2002/2003 vs. 13,500 leased out in the winter of 2001/2002. The inability of lessors to accept return of older standard dry cargo containers in low demand locations has caused a modest slackening of demand for such equipment. However, demand for specialized containers such as tanks, swap bodies and flat racks is strong. GE SeaCo is the industry leader in specialized container leasing. The company's depots and factories are performing satisfactorily.

        The company owns 47% of the common shares of Orient-Express Hotels and reports its earnings from this investment on an equity basis. In the second quarter of 2002 the company owned 60% of Orient-Express Hotels. Orient-Express Hotels issued its second quarter and six months results on August 6, 2003 and its earnings press release can be reviewed on its website www.orient-express.com. In its earnings conference call on August 6 Orient-Express Hotels management indicated that tourist train and cruise profits would be substantially down on the prior year because the Iraq war coincided with the main booking period for those products. Hotels account for 80% of the company's profits and they will be stable for the year compared with the year earlier period, assisted by the recent acquisition of the Hotel Ritz in Madrid. Sea Containers still has no present plans to sell its shareholding in Orient-Express Hotels. It believes that 2004 will be unaffected by events such as the Iraq war and SARS and travel will return to more normal patterns which will be reflected in improved earnings for Orient-Express Hotels and hopefully, improved share prices.

        Mr. James B. Sherwood, Chairman, said that had the Steam Packet sale been recorded as a June 30, 2003 event the company would have reported profits of $2.76 per common share diluted for the six months after recognizing $40 million for non-recurring charges. Since this profit will be taken in the third quarter, the company's main earnings period of the year, the total profit for the period will be exceptionally high.

        He said that the company wishes to operate its Dover-Calais fast ferry service on a seasonal basis in the future. It already operates its Newhaven-Dieppe service seasonally and this has proved successful. Consultation with employees on this change in operations will start shortly and until that process is complete no date can be set for the change. Restructuring costs will be included in the $40 million of non-recurring charges.

        Mr. Sherwood said the outlook for the second half year was encouraging, excluding the gain on sale of the Steam Packet Company. All ferry units are enjoying a good peak season, rail volumes are increasing, excellent growth is being experienced in marine container leasing and Orient-Express Hotels should achieve satisfactory results. Debt service costs were $1.7 million less in the first six months of 2003 compared with the same period in 2002, due to lower interest rates and foreign exchange gains. In the second half of 2003 the company will enjoy lower debt service costs due to the retirement of $159 million of 9.5% and 10.5% senior notes on July 1, 2003 achieved largely through gains on asset sales. Sale of most of the company's port interests in Newhaven and Folkestone is expected in the near future.

*            *            *            *             *

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding earnings growth, investment and disposal plans and similar matters that are not historical facts. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the news release, unknown effects on the transport, leasing and leisure markets in which the company operates of terrorist activity and any police or military response (including the recent Iraqi war and its aftermath), the unknown effects on those markets if a SARS epidemic recurs, varying customer demand and competitive considerations, inability to sustain price increases or to reduce costs, fluctuations in interest rates, currency values and public securities prices, variable fuel prices, variable container prices and container lease and utilization rates, uncertainty of negotiating and completing proposed purchase, sale or capital expenditure transactions, inadequate sources of capital and unacceptability of finance terms, global, regional and industry economic conditions, shifting patterns and levels of world trade and tourism, seasonality and adverse weather conditions, inability of Network Rail to restore, improve and maintain the U.K. rail infrastructure and uncertainty of claims against Network Rail and insurers, and legislative, regulatory and political developments including the uncertainty of extending the GNER rail franchise beyond 2005. Further information regarding these and other factors is included in the filings by the company and Orient-Express Hotels Ltd. with the U.S. Securities and Exchange Commission.

*            *            *            *             *

        Sea Containers Ltd. will conduct a conference call today, August 14, 2003 at 10.00 AM (EDT) which is accessible at 212-346-6430. A re-play of the conference call will be available until 5.00 PM (EDT) Friday, August 22, 2003 and can be accessed by calling 800-633-8284 (International dial-in #: 402-977-9140) and entering reservation number 21155870. A re-play will also be available on the company's website: www.seacontainers.com.

SEA CONTAINERS LTD. AND SUBSIDIARIES

SUMMARY OF OPERATING RESULTS (UNAUDITED)

	Three months ended June 30,
	2003	2002
Revenue and other:
Ferry operations	$216,007,000	$143,926,000
Rail operations	156,933,000	151,525,000
Container operations	35,901,000	27,512,000
Investment in Orient-Express Hotels (1)	4,412,000	6,938,000
Other	6,718,000	7,504,000

Total revenue and other (2)	$419,971,000	$337,405,000

Earnings/(losses) before net finance costs:
Ferry operations:
Silja (3) (4)	$10,196,000	$20,703,000
Other	(2,294,000)	(1,212.000)

	7,902,000	19,491,000

Rail operations	13,759,000	15,787,000

Container operations:
GE SeaCo (4)	6,628,000	4,336,000
Other	4,160,000	(567,000)

	10,788,000	3,769,000

Other, including property, publishing and plantations (5)	835,000	2,608,000

	33,284,000	41,655,000
Corporate costs	(3,604,000)	(3,743,000)

Total earnings before net finance costs (6)	29,680,000	37,912,000
Net finance costs (4)	(22,731,000)	(26,551,000)

Earnings before minority interest and income taxes (7)	6,949,000	11,361,000
Minority interest (8)	—	(2,333,000)
Provision for/(benefit from) income taxes (9)	1,767,000	(303,000)

Net earnings (10)	5,182,000	9,331,000
Investment in Orient-Express Hotels (1)	4,412,000	6,938,000
Preferred share dividends	(272,000)	(272,000)

Net earnings on class A and class B common shares	$9,322,000	$15,997,000

Net earnings per class A and class B common share:
Basic and diluted	$0.44	$0.79

Weighted average number of class A and B common shares:
Basic	21,020,360	20,192,917

Diluted	21,573,677	20,699,731

        The Isle of Man Steam Packet Company sale was as of June 30, 2003 but will be reported in the third quarter. The sale gain amounted to $100m and will be reported, net of non-recurring charges of $40m.

        The Notes appearing above are set forth in the following pages. Many of these reconcile the data to the Form 10-Q report of Sea Containers Ltd. (SCL) for the quarter ended June 30, 2003 pursuant to SEC Regulation G.

Notes to the three months summary of operating results

(1)
SCL's economic interest in Orient-Express Hotels Ltd. (OEH) dropped below 50% to approximately 47% on November 14, 2002. Subsequent to that date, SCL's investment in OEH has been accounted for under the equity method. As such, SCL's profit/(loss) on this investment has been shown as a separate item and the previous year's amounts are presented on the same basis. Data presented for leisure operations for the three months ended June 30, 2002 were as follows (dollars in 000s):

Revenue	$79,094

Earnings before net finance costs	$17,901
Net finance costs	(4,544)

Earnings before income taxes	13,357
Provision for income taxes	(1,793)

Net earnings	11,564
Minority interest	(4,626)

SCL's share reported above	$6,938

(2)
See tabular reconciliation of Total revenue and other to SCL's Form 10Q below:

            Revenue and other:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$419,971	$409,561
Less revenue related to OEH (1)	—	(79,094)
Plus SCL's share of earnings related to OEH (1)	—	6,938

Total revenue and other	$419,971	$337,405

(3)
Includes 50% of Silja for the month of April 2002 but 100% for May and June 2002 and for 2003. A majority shareholding was acquired on May 1, 2002 and Silja has been 100% consolidated from that date.

(4)
Includes SCL's share of interest charged in the GE SeaCo operations of $1,392,000 (2002—$1,127,000). SCL's share of Silja's interest in 2002 prior to consolidation of $967,000 is also included. These amounts are included in earnings/(losses) before net finance costs of GE SeaCo and Silja. See tabular reconciliation of Net finance costs to SCL's Form 10Q below:

            Net finance costs:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$(21,339)	$(29,001)
Less net finance costs related to OEH (1)	—	4,544
Plus net finance costs related to GE SeaCo	(1,392)	(1,127)
Plus net finance costs related to Silja	—	(967)

Net finance costs	$(22,731)	$(26,551)

(5)
Includes gain in 2002 of $2,225,000 on the sale by SCL of shares in Orient-Express Hotels.

(6)
See tabular reconciliation of Total earnings before net finance costs to SCL's Form 10Q below:

            Earnings before net finance costs:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$32,700	$53,719
Less earnings before net finance costs related to OEH (1)	(4,412)	(17,901)
Plus SCL's 50% share of GE SeaCo's net finance costs (4)	1,392	1,127
Plus SCL's 50% share of Silja's net finance costs (4)	—	967

Total earnings before net finance costs	$29,680	$37,912

(7)
See tabular reconciliation of Earnings before minority interest and income taxes to SCL's Form 10Q below:

            Earnings before minority interest and income taxes:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$11,361	$24,718
Less earnings before minority interest and income taxes related to OEH (1)	(4,412)	(13,357)

Earnings before minority interest and income taxes	$6,949	$11,361

(8)
See tabular reconciliation of Minority interest to SCL's Form 10Q below:

            Minority interest:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$—	$(6,959)
Less minority interest related to OEH (1)	—	4,626

Minority interest	$—	$(2,333)

(9)
See tabular reconciliation of Provision for/(benefit from) income taxes to SCL's Form 10Q below:

            Provision for/(benefit from) income taxes:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$1,767	$1,490
Less provision for income taxes related to OEH (1)	—	(1,793)

Provision for/(benefit from) income taxes	$1,767	$(303)

(10)
See tabular reconciliation of Net earnings to SCL's Form 10Q below:

            Net earnings:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$9,594	$16,269
Less net earnings related to OEH (1)	(4,412)	(6,938)

Net earnings	$5,182	$9,331

(11)
See tabular reconciliation of earnings before interest, tax, depreciation and amortization (EBITDA) to Earnings before net finance costs in SCL's Form 10Q below:

            EBITDA:

	2003	2002
	(dollars in 000s)
Earnings before net finance costs as per Form 10-Q	$32,700	$53,719
Plus depreciation and amortization	28,054	29,891

EBITDA	60,754	83,610
Pro forma adjustment to exclude effect of OEH	(4,412)	(22,806)

EBITDA as adjusted to exclude OEH	$56,342	$60,804

SEA CONTAINERS LTD. AND SUBSIDIARIES

SUMMARY OF OPERATING RESULTS (UNAUDITED)

	Six months ended June 30,
	2003	2002
Revenue and other:
Ferry operations	$357,811,000	$171,819,000
Rail operations	329,583,000	299,754,000
Container operations	68,807,000	60,835,000
Investment in Orient-Express Hotels (1)	3,186,000	7,206,000
Other	11,992,000	16,066,000

Total revenue and other (2)	$771,379,000	$555,680,000

Earnings/(losses) before net finance costs:
Ferry operations:
Silja (3) (4)	$3,381,000	$22,680,000
Other	(8,113,000)	(6,215,000)

	(4,732,000)	16,465,000

Rail operations	34,462,000	24,890,000

Container operations:
GE SeaCo (4)	12,320,000	8,852,000
Other	8,359,000	3,113,000

	20,679,000	11,965,000

Other, including property, publishing and plantations (5)	1,008,000	6,830,000

	51,417,000	60,150,000
Corporate costs	(7,692,000)	(7,248,000)

Total earnings before net finance costs (6)	43,725,000	52,902,000
Net finance costs (4)	(50,641,000)	(52,364,000)

(Losses)/earnings before minority interest and income taxes (7)	(6,916,000)	538,000
Minority interest (8)	—	(2,333,000)
Benefit from income taxes (9)	(3,268,000)	(5,148,000)

Net (losses)/earnings (10)	(3,648,000)	3,353,000
Investment in Orient-Express Hotels (1)	3,186,000	7,206,000
Preferred share dividends	(544,000)	(544,000)

Net (losses)/earnings on class A and class B common shares	$(1,006,000)	$10,015,000

Net (losses)/earnings per class A and class B common share:
Basic and diluted	$(0.05)	$0.52

Weighted average number of class A and B common shares:
Basic	21,020,108	19,367,727

Diluted	21,546,346	19,871,642

        The Notes appearing above are set forth in the following pages. Many of these reconcile the data to SCL's Form 10-Q report for the six months ended June 30, 2003 pursuant to SEC Regulation G.

Notes to the six months summary of operating results

(1)
SCL's economic interest in Orient-Express Hotels Ltd. (OEH) dropped below 50% to approximately 47% on November 14, 2002. Subsequent to that date, SCL's investment in OEH has been accounted for under the equity method. As such, SCL's profit/(loss) on this investment has been shown as a separate item and the previous year's amounts are presented on the same basis. Data presented for leisure operations for the six months ended June 30, 2002 were as follows (dollars in 000s):

Revenue	$132,764

Earnings before net finance costs	$23,236
Net finance costs	(9,367)

Earnings before income taxes	13,869
Provision for income taxes	(1,865)

Net earnings	12,004
Minority interest	(4,798)

SCL's share reported above	$7,206

(2)
See tabular reconciliation of Total revenue and other to SCL's Form 10Q below:

            Revenue and other:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$771,379	$681,238
Less revenue related to OEH (1)	—	(132,764)
Plus SCL's share of earnings related to OEH (1)	—	7,206

Total revenue and other	$771,379	$555,680

(3)
Includes 50% of Silja for the four months to April 2002 but 100% for May and June 2002 and for 2003. A majority shareholding was acquired on May 1, 2002 and Silja has been 100% consolidated from that date.

(4)
Includes SCL's share of interest charged in the GE SeaCo operations of $2,717,000 (2002—$2,185,000). SCL's share of Silja's interest in 2002 prior to consolidation of $3,202,000 is also included. These amounts are included in earnings/(losses) before net finance costs of GE SeaCo and Silja. See tabular reconciliation of Net finance costs to SCL's Form 10Q below:

            Net finance costs:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$(47,924)	$(56,344)
Less net finance costs related to OEH (1)	—	9,367
Plus net finance costs related to GE SeaCo	(2,717)	(2,185)
Plus net finance costs related to Silja	—	(3,202)

Net finance costs	$(50,641)	$(52,364)

(5)
Includes gain in 2002 of $6,318,000 on the sale by SCL of shares in Orient-Express Hotels.

(6)
See tabular reconciliation of Total earnings before net finance costs to SCL's Form 10Q below:

            Earnings before net finance costs:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$44,194	$70,751
Less earnings before net finance costs related to OEH (1)	(3,186)	(23,236)
Plus SCL's 50% share of GE SeaCo's net finance costs (4)	2,717	2,185
Plus SCL's 50% share of Silja's net finance costs (4)	—	3,202

Total earnings before net finance costs	$43,725	$52,902

(7)
See tabular reconciliation of (Losses)/earnings before minority interest and income taxes to SCL's Form 10Q below:-

            (Losses)/earnings before minority interest and income taxes:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$(3,730)	$14,407
Less earnings before minority interest and income taxes related to OEH (1)	(3,186)	(13,869)

(Losses)/earnings before minority interest and income taxes	$(6,916)	$538

(8)
See tabular reconciliation of Minority interest to SCL's Form 10Q below:

            Minority interest:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$—	$(7,131)
Less minority interest related to OEH (1)	—	4,798

Minority interest	$—	$(2,333)

(9)
See tabular reconciliation of Benefit from income taxes to SCL's Form 10Q below:

            Benefit from income taxes:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$(3,268)	$(3,283)
Less provision for income taxes related to OEH (1)	—	(1,865)

Benefit from income taxes	$(3,268)	$(5,148)

(10)
See tabular reconciliation of Net (losses)/earnings to SCL's Form 10Q below:

            Net (losses)/earnings:

	2003	2002
	(dollars in 000s)
As per Form 10-Q	$(462)	$10,559
Less net earnings related to OEH (1)	(3,186)	(7,206)

Net (losses)/earnings	$(3,648)	$3,353

(11)
See tabular reconciliation of earnings before interest, tax, depreciation and amortization (EBITDA) to Earnings before net finance costs in SCL's Form 10Q below:

            EBITDA:

	2003	2002
	(dollars in 000s)
Earnings before net finance costs as per Form 10-Q	$44,194	$70,751
Plus depreciation and amortization	56,687	54,473

EBITDA	100,881	125,224
Pro forma adjustment to exclude effect of OEH	(3,186)	(32,486)

EBITDA as adjusted to exclude OEH	$97,695	$92,738

SEA CONTAINERS LTD. AND SUBSIDIARIES

CONSOLIDATED AND CONDENSED BALANCE SHEETS (UNAUDITED)

	June 30, 2003	December 31, 2002
Cash	$127,694,000	$218,022,000
Receivables	284,021,000	223,740,000
Assets held for sale	109,056,000	—
Containers and ships, net book value	1,641,926,000	1,659,996,000
Real estate and other fixed assets, net book value	158,528,000	181,478,000
Assets under capital leases, net book value	13,919,000	15,574,000
Inventories	45,636,000	46,061,000
Investments	301,227,000	288,570,000
Other assets	154,675,000	163,393,000

	$2,836,682,000	$2,796,834,000

Accounts payable	$417,836,000	$413,168,000
Liabilities related to assets held for sale	13,212,000	—
Liabilities with respect to containers and ships	1,002,336,000	987,207,000
Bank loans with respect to real estate and other fixed assets	266,790,000	264,036,000
Obligations under capital leases	10,534,000	11,763,000
Senior notes	422,879,000	422,783,000
Senior subordinated debentures	98,589,000	98,485,000
Minority interests and deferred revenue	22,360,000	12,560,000
Redeemable preferred shares	15,000,000	15,000,000
Shareholders' equity	958,407,000	963,093,000
Class B common shares with voting rights owned by a subsidiary	(391,261,000)	(391,261,000)

	$2,836,682,000	$2,796,834,000

QuickLinks

  EXHIBIT 99
[Sea Containers News Release]
SEA CONTAINERS LTD. AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (UNAUDITED)
  Notes to the three months summary of operating results
SEA CONTAINERS LTD. AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (UNAUDITED)
  Notes to the six months summary of operating results
SEA CONTAINERS LTD. AND SUBSIDIARIES CONSOLIDATED AND CONDENSED BALANCE SHEETS (UNAUDITED)